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Exhibit 10.37

                          MANAGEMENT SERVICES AGREEMENT

     MANAGEMENT SERVICES AGREEMENT (this "Agreement"), dated as of October 29, 2003, by and between MacAndrews & Forbes Holdings Inc., a Delaware corporation ("Holdings"), and M & F Worldwide Corp., a Delaware corporation (the "Company").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Company, though its subsidiaries, is engaged in the production of licorice extract, other flavoring agents and plant products and conducts related activities (collectively, the "Business");

     WHEREAS, Howard Gittis, Todd Slotkin and Barry Schwartz (each an "Executive" and, collectively, the "Executives") are employed by, and receive compensation and benefits from, Holdings;

     WHEREAS, Holdings provides the services of the Executives to the Company to manage the Business and provides other management and advisory services to the Company (collectively, the "Management Services") and the Company desires to provide for the continuation of said Management Services and to set forth the terms and conditions applicable to such Management Services;

     WHEREAS, the Company has engaged Mercer Human Resource Consulting, Inc. to prepare, and the Company has received, an analysis of the compensation levels of chief executive officers, chief financial officers and general counsels of publicly held corporations of a size and engaging in a business comparable to the Company and the Business; and

     WHEREAS, the Company has accrued for a management services fee of $1,500,000 on its financial statements, which have been reviewed by Ernst & Young LLP as the independent auditors of the Company.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Term. This Agreement shall be effective on the date set forth above and shall terminate on December 31, 2005 (the "Initial Term"), provided, however, that at the end of the Term of Agreement (as defined below) the term of this Agreement shall be automatically extended for successive one (1) year periods (each, a "Renewal Period") unless either Holdings or the Company shall have given written notice to the other party at least ninety (90) days prior to the end of the Term of Agreement (as defined below), that the Term of Agreement shall not be so extended. The Initial Term together with


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each Renewal Period, if any, are collectively referred to herein as the "Term of
Agreement".

         2. Services. During the period from January 1, 2003 until the end of the Term of Agreement (the "Service Period"), Holdings shall provide Management Services to the Company in accordance with the terms and subject to the conditions set forth in this Agreement. During the Service Period, the Company shall cause Messrs. Howard Gittis, Todd Slotkin, and Barry Schwartz, to serve as, respectively, the Chief Executive Officer, Chief Financial Officer and General Counsel of the Company. During the Service Period, Holdings shall use its best efforts to cause the Executives to perform such duties and have such powers as are customary for the chief executive officer, chief financial officer and general counsel, as applicable, of publicly held corporations of a size and engaging in a business comparable to the Company and the Business. In the event that any of the Executives ceases to be employed by Holdings, Holdings shall offer to provide the Company with the services of such Executive's successor at Holdings for the remainder of the Service Period. Any successor who provides services to the Company pursuant to the preceding sentence shall be deemed an Executive for purposes of this Agreement. In the event that the Company rejects Holdings' offer to provide the services of an Executive's successor, Holdings' obligation to provide the services of such Executive shall cease and the management services fee set forth in Section 3 of this Agreement shall be adjusted accordingly.

         3. Management Services Fee. In consideration of the provision by Holdings of the Management Services to the Company, the Company shall, at or before the end of each calendar year during the Service Period, pay Holdings a management services fee of $1,500,000, in a single lump sum cash payment.

         4. Executives Remain Employees of Holdings. Notwithstanding anything contained in this Agreement, the Executives shall remain exclusively employees of Holdings for all purposes during the Service Period. Nothing contained in this Agreement shall limit Holdings' rights and obligations with respect to the Executives or limit Holdings' right to assign additional duties to the Executives, provided that such duties do not interfere with Holdings' obligations set forth in Section 2 of this Agreement.

         5. Right to Engage in Other Activities. Nothing contained herein shall restrict Holdings or any of its affiliates, or any of their respective equityholders, directors, officers, employees, agents and controlling persons and any of their respective affiliates, from engaging in any other business or devoting time and attention to the management, investment, involvement or other aspects of any other business, including becoming an officer or director thereof, or rendering services of any kind to any other corporation, firm, individual or business.

         6. Indemnification. The Company shall (i) indemnify and hold harmless Holdings and each Executive (collectively, the "Indemnified Parties"), to the fullest extent permitted by law, from and against any and all losses, claims, damages and liabilities, joint or several, to which any Indemnified Party may become subject, caused by, related to or arising out of this Agreement, the Management Services or any other

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advice or services contemplated by this Agreement or the engagement of Holdings pursuant to, and the performance by any Indemnified Party of the Management Services contemplated by, this Agreement and (ii) promptly reimburse each Indemnified Party for all costs and expenses (including reasonable attorney's fees and expenses), as incurred, in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Company and whether or not resulting in any liability. Notwithstanding the preceding sentence, the Company shall not be liable to an Indemnified Party pursuant to this Section 6 to the extent that such loss, claim, damage, liability, cost or expense is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's willful misconduct, gross negligence or fraud.

         7. Limited Liability. The Company agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort, or otherwise) to the Company related to or arising out of this Agreement, the Management Services or any other advice or services contemplated by this Agreement or the engagement of Holdings pursuant to, and the performance by any Indemnified Party of the Management Services contemplated by, this Agreement, except to the extent that any loss, claim, damage, liability, cost or expense is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's willful misconduct, gross negligence or fraud.

         8. Assignment/Successors. Subject to Section 2 of this Agreement, neither party may assign this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, this Agreement shall be binding on any successor to either of the parties hereto.

         9. Severability. The invalidity or unenforceability of any provision of this Agreement shall not in any manner or way affect any other provision hereof, and this Agreement shall be construed, if possible, as if amended to conform to legal requirements, failing which it shall be construed as if any such offending provision were omitted.

         10. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the state of Delaware, without giving effect to the conflicts of law principles thereof.

         11. Entire Agreement. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof.

         12. Binding Nature. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs and permitted assigns.

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         13. Amendment. The provisions of this Agreement may not be amended except by an instrument in writing signed by the parties hereto. No waiver of any breach or provision of this Agreement by a party shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

         14. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and both of which, when taken together, shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representatives thereunto duly authorized on the date first above written.

                                             MACANDREWS & FORBES HOLDINGS INC.



                                             By: /s/ Barry F. Schwartz
                                                 Barry F. Schwartz
                                                 Executive Vice President and
                                                 General Counsel


                                             M & F WORLDWIDE CORP.



                                             By: /s/ Paul G. Savas
                                                 Paul G. Savas
                                                 Senior Vice President - Finance